Exhibit 10.15

AMENDMENT NUMBER TWO TO THE AMERICAN NATIONAL

FAMILY OF COMPANIES EXECUTIVE SUPPLEMENTAL SAVINGS PLAN

WHEREAS, American National Insurance Company (the “Company”) adopted the American National Family of Companies Executive Supplemental Savings Plan (the “Plan”) effective October 31, 2013.

WHEREAS, the Company desires to make certain clarifying and technical changes to the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows, effective January 1, 2015.

1.        Change of Name. The name of the Plan is changed to the “American National Executive Supplemental Savings Plan.” The title page, table of contents, and page 1 of the Plan may be revised to reflect the change in name of the Plan. The administrator may also substitute any page having a footer referring to the “American National Family of Companies” to substitute a page referring to American National.

2.        Section 1.07 is deleted in its entirety and replaced with the following:

1.07        Compensation.

    (a)           Except as hereinafter provided, “Compensation” for any Plan Year shall mean all payments made by an Employer (in the course of the Employer’s trade or business) to a Participant for services for which the Employer is required to furnish the employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052 (W-2 or equivalent).

    (b)           Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the employee under Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B) or 403(b) of the Code.

    (c)           Compensation shall not include reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation and welfare benefits.

    (d)           Compensation shall not include any amount otherwise includable in Compensation that results from restricted stock, restricted stock units or stock appreciation rights or Christmas bonuses.

    (e)           In determining the Employer Matching Contribution and Employer Nonelective Contribution to which a Participant is entitled under Article IV, the Participant’s Compensation shall be determined before any Deferral made under this Plan.

3.        Section 1.15 is deleted in its entirety and replaced with the following:

1.15        401(k) Plan. The qualified retirement plan adopted by an Employer that includes a cash or deferred arrangement under Section 401(k) of the Code, in which the Participant is eligible to participate, as such plan is amended from time to time. The current 401(k) Plan is the American National 401(k) Plan.

4.        Section 1.21 is deleted in its entirety and replaced with the following:

1.21        Trust. “Trust” shall mean the American National Combined Supplemental Savings Trust Agreement.

5.        Section 4.02 is deleted in its entirety and replaced with the following:

4.02    Employer Nonelective Contributions.

(a)        For each Plan Year, the applicable Employer will make a Nonelective Contribution to the Plan on behalf of each Participant employed by it equal to the sum of the amounts in (i) and (ii) below:

(i)	Two percent of so much of his or her Compensation as exceeds the applicable limitation under Section 401(a)(17) for that year.

(ii)	The amount, if any, by which the Employer Matching Contribution or Employer Profit Sharing Contribution allocated to the Participant’s account under the 401(k) Plan for any Plan Year is less than the amount that such allocation would have been if the amount of the Participant’s Compensation Deferral Election hereunder would have been paid in cash to the Participant for that year and all other limitations under the 401(k) Plan apply.

(b)        To be eligible for the Employer Nonelective Contribution, the Participant must not have incurred a Termination of Service prior to the last day of the Plan Year unless such termination occurred due to death or Disability or was after the Participant attained age 55 and completed five or more years of employment.

6.        Paragraph (b) of Section 5.01 is deleted in its entirety and replaced with the following:

(b)        The Committee shall approve three or more investment funds to be used for tracking the deemed investment of Participants’ Accounts. The investment funds may consist of mutual funds, insurance, annuities, common or group trust funds, certificates of deposit, guaranteed investment contracts or other investment vehicles approved by the Committee. The Committee may change any such investment funds at any time and from time to time upon thirty (30) days’ notice to Participants.

7.        A new paragraph (g) is added to Section 6.03 as follows:

(g)        The total number of election changes made under paragraphs (c) and (d) of this Section and under paragraphs (b) and (c) of Section 6.04 shall not exceed three (3).

8.        A new paragraph (d) is added to Section 6.04 as follows:

(d)        The total number of election changes made under paragraphs (b) and (c) of this Section and under paragraphs (c) and (d) of Section 6.03 shall not exceed three (3).

9.        Exhibit “A” is deleted in its entirety and not replaced.

IN WITNESS WHEREOF, the Company has executed this Amendment of the Plan as of the 10th day of April, 2015.

AMERICAN NATIONAL INSURANCE COMPANY

By:	/s/ Bruce M. LePard

Title:	SVP and CHRO

AMENDMENT NUMBER ONE TO THE AMERICAN NATIONAL

FAMILY OF COMPANIES EXECUTIVE SUPPLEMENTAL SAVINGS PLAN

WHEREAS, American National Insurance Company (the “Company”) adopted the American National Family of Companies Executive Supplemental Savings Plan (the “Plan”) effective October 31, 2013.

WHEREAS, the Company desires to make certain clarifying and technical changes to the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows, effective January 1, 2014.

1.        Section 1.07 is deleted in its entirety and replaced with the following:

1.07        Compensation. Except as hereinafter provided, “Compensation” for any Plan Year shall mean all payments made by an Employer (in the course of the Employer’s trade or business) to a Participant for services for which the Employer is required to furnish the employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052 (W-2 or equivalent). Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the employee under Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B) or 403(b) of the Code. Compensation shall include the Life Marketing Bonus up to a maximum of one times the base pay of the Participant for the year to which the bonus relates. Compensation shall not include reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation and welfare benefits. Compensation shall not include any amount otherwise includable in Compensation that results from restricted stock, restricted stock units or stock appreciation rights or Christmas bonuses. In determining the Employer Matching Contribution and Employer Nonelective Contribution to which a Participant is entitled under Article IV, the Participant’s Compensation shall be determined before any Deferral made under this Plan.

IN WITNESS WHEREOF, the Company has executed this Amendment of the Plan as of the 15th day of December, 2014.

AMERICAN NATIONAL INSURANCE COMPANY

By:	/s/ Bruce M. LePard

Title:	SVP and CHRO